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                                                                    EXHIBIT 23.1

     Miller, Hamilton, Snider & Odom, L.L.C., consents to the use of its name in the Prospectus, which is a part of the Registration Statement on Form S-8, under the heading "LEGAL OPINIONS," and to the inclusion of its opinion as an exhibit to the registration statement.

                                         MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

                                         By:      /s/ MICHAEL D. WATERS
                                           -------------------------------------
                                                     Michael D. Waters

DATED: March 21, 1997